Exhibit 4.2

ACTION REQUIRED: MUST BE RETURNED BY DECEMBER 31, 2010

CHS Inc.

New Plan Participants

2011 Plan Agreement and Election Form

Deferred Compensation Plan

Name (Last, First, Middle Initial)	Employee ID

You may use this form to:

•	Indicate the amount or percentage of your Base or Variable Pay that you wish to defer during the 2011 Plan Year.

•	Select the form of your Retirement Benefit (required)

•	Select form of your Disability Benefit payment (required)

•	Select form of Change in Control payment (required)

•	Allocate new deferrals and new company contributions among the available investment options.

SECTION 1: DEFERRAL ELECTION – EMPLOYEE (1)		Please select all that apply; fill in the appropriate blanks with whole percentages or whole dollar amounts. (Maximum of 30% of Base Salary and 100% of Variable Pay Bonus)

☐	Base Salary	I elect to defer % or $ of my Base Salary earned in 2011.

☐	Variable Pay Bonus	I elect to defer % or $ of my Bonus earned during the 2011 fiscal year.

☐	Non-Participation	I elect not to participate in the 2011 Plan Year.

SECTION 2: OPTIONAL SCHEDULED DISTRIBUTION ELECTION (2) (Select one option)		Required if you selected to defer income in Section 1.

☐	Scheduled Distribution

I irrevocably elect to receive a Scheduled Distribution of my 2011 Annual Deferral Amount, as well as any investment gains or losses attributable to such amounts, payable within 60 days of January 1,              (must be 2014 or later), earlier if termination, disability or death occurs prior to Scheduled Distribution Date.

Please state the percentage of the Annual Deferral Amount (and any investment gains or losses) you would like to receive as a Scheduled Distribution:             %.

☐	Defer Payment

I irrevocably elect to receive distribution of my 2011 Annual Deferral Amount, as well as any investment gains or losses attributable to such amounts, following Termination of Employment, Retirement or Disability, in accordance with the terms of the CHS Inc. Deferred Compensation Plan (and the form of Retirement Benefit or Disability Benefit payment I elected under the Plan, as applicable).

(To Termination, Retirement or Disability)

(1)	You may elect to defer up to a maximum of 30% of Base Salary and 100% of Variable Pay Bonus. The minimum aggregate deferral amount for Base Salary and/or Variable Pay Bonus is $2,000. The minimum deferral amounts will be pro-rated in accordance with the terms of the Plan for any Participant who commences participation in the Plan after the first day of a Plan Year.
(2)	If you choose not to elect a Scheduled Distribution, or you elect to receive less than 100% of your Annual Deferral Amount as a Scheduled Distribution, the remainder of your Annual Deferral Amount, and any related investment gains or losses, will be paid to you along with the rest of your vested Account Balance pursuant to the Plan. You may elect to postpone the distribution of a previously designated Scheduled Distribution, provided (i) you submit a properly completed Scheduled Distribution Change Form to the Committee at least one year prior to your previously designated Scheduled Distribution date, (ii) the new Scheduled Distribution date you select is at least five years after your previously designated Scheduled Distribution date, and (iii) the election of the new Scheduled Distribution date is not effective until at least one year after the date the election is made. You may postpone each scheduled distribution no more than three times.

New Participant Election	1

ACTION REQUIRED: MUST BE RETURNED BY DECEMBER 31, 2010

CHS Inc.

New Plan Participants

2011 Plan Agreement and Election Form

Deferred Compensation Plan

Name (Last, First, Middle Initial)

RETIREMENT BENEFIT DISTRIBUTION ELECTION*		Please select lump sum or annual installments; fill in the number of years, if necessary.

☒	I elect to receive a Retirement Benefit in the manner indicated below, to the extent allowed by the Plan (select one payment option below). This election will apply to all Retirement Benefits.

	☐	A lump sum payment

	☐	Annual installments for years (up to 10 years).

*  After the initial enrollment, you may make a one-time election to change the form of your Retirement Benefit payment, as long as (i) you submit a properly completed Benefit Distribution Change Form to the Committee at least one year prior to your Retirement, (ii) your first Retirement Benefit payment is delayed by at least five years following the date on which such payment would otherwise commence, and (iii) the election to change the form of your Retirement Benefit payment is not effective until at least one year after the date the election is made. Please note that if your election to change the form of your Retirement Benefit payment would result in the shortening of the length of the payment period of such benefit (e.g., a change from annual installments to a lump sum payment; from 10 annual installments to 5 annual installments, etc.), and the Committee determines such election to be inconsistent with applicable tax law, the election will not be effective.

DISABILITY BENEFIT DISTRIBUTION ELECTION*		Please select lump sum or annual installments; fill in the number of years, if necessary.

☒	I elect to receive a Disability Benefit in the manner indicated below, to the extent allowed by the Plan (select one payment option below). This election will apply to all Disability Benefits.

	☐	A lump sum payment

	☐	Annual installments for years (up to 10 years).

*  After the initial enrollment, you may elect to change the form of your Disability Benefit payment, as long as you submit a properly completed Benefit Distribution Change Form to the Committee at least one year prior to the date on which you become Disabled. Please note that if your election to change the form of your Disability Benefit payment would result in the shortening of the length of the payment period of such benefit (e.g., a change from annual installments to a lump sum payment; from 5 annual installments to 3 annual installments, etc.), and the Committee determines such election to be inconsistent with applicable tax law, the election will not be effective.

New Participant Election	2

ACTION REQUIRED: MUST BE RETURNED BY DECEMBER 31, 2010

CHS Inc.

New Plan Participants

2011 Plan Agreement and Election Form

Deferred Compensation Plan

Name (Last, First, Middle Initial)

CHANGE IN CONTROL DISTRIBUTION ELECTION		Please select one box below.

☐	Change in Control Benefit	I irrevocably elect to receive a Change in Control Benefit equal to my vested Account Balance upon the occurrence of a Change in Control.

☐	No Benefit	I irrevocably elect to have my Account Balance remain in the Plan and continue to be subject to the terms and conditions of the Plan upon a Change in Control.

NEW DEFERRALS/ CONTRIBUTIONS ALLOCATION ELECTION		Please select in whole percentage increments; the total must equal 100%.

I elect to allocate my new deferrals and new company contributions to the following Measurement Funds:

☐ Vanguard Prime Money Market Fund	%
☐ Vanguard LifeStrategy Income Fund	%
☐ Vanguard LifeStrategy Conservative Growth Fund	%
☐ Vanguard LifeStrategy Moderate Growth Fund	%
☐ Vanguard LifeStrategy Growth Fund	%
☐ Fixed Income Fund	%

Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan’s master plan document (the “Plan Document”) a copy of which has been made available to the Participant. The Plan Document is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document and as a condition to participation in the Plan, the Participant must complete, sign, date and return to the Committee an original copy of this Agreement, various Election Forms as required by the Committee, and a Beneficiary Designation.

This Agreement shall inure to the benefit of, and be binding upon the Employer, its successors and assigns, and the Participant. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

ACKNOWLEDGED AND AGREED:		ACCEPTED:

Print Participant Name	Employee Number	For the Committee	Date

Signature of Participant	Date

New Participant Election	3

ACTION REQUIRED: MUST BE RETURNED BY DECEMBER 17, 2010

CHS Inc.

New Plan Participants

2011 Plan Agreement and Election Form

Deferred Compensation Plan

Name (Last, First, Middle Initial)	ID Number (HR will complete)

You may use this form to:

•	Indicate the amount of your Director Fees that you wish to defer during the 2011 Plan Year.

•	Elect to receive a Scheduled Distribution (optional)

•	Select the form of your Retirement Benefit (required)

•	Select form of your Disability Benefit payment (required)

•	Select form of Change in Control payment (required)

•	Allocate new deferrals and new company contributions among the available investment options.

DEFERRAL ELECTION – BOARD OF DIRECTORS		Please select one box; fill in the appropriate blanks with whole percentages or whole dollar amounts.

☐	Director Fees	I elect to defer $ of my Director Fees earned in 2011.

☐	Non-Participation	I elect not to participate in the 2011 Plan Year.

SECTION 2: OPTIONAL SCHEDULED DISTRIBUTION ELECTION (1) (Select one option)		Required if you selected to defer income in Section 1.

☐	ScheduledDistribution

I irrevocably elect to receive a Scheduled Distribution of my 2011 Annual Deferral Amount, as well as any investment gains or losses attributable to such amounts, payable within 60 days of January 1,              (must be 2014 or later), earlier if board term expiration, disability or death occurs prior to Scheduled Distribution Date.

Please state the percentage of the Annual Deferral Amount (and any investment gains or losses) you would like to receive as a Scheduled Distribution:             %.

☐	DeferPayment

I irrevocably elect to receive distribution of my 2011 Annual Deferral Amount, as well as any investment gains or losses attributable to such amounts, following Board Term Expiration, Retirement or Disability, in accordance with the terms of the CHS Inc. Deferred Compensation Plan (and the form of Retirement Benefit or Disability Benefit payment I elected under the Plan, as applicable).

(To Board Term Expiration, Retirement or Disability)

(1)	If you choose not to elect a Scheduled Distribution, or you elect to receive less than 100% of your Annual Deferral Amount as a Scheduled Distribution, the remainder of your Annual Deferral Amount, and any related investment gains or losses, will be paid to you along with the rest of your vested Account Balance pursuant to the Plan. You may elect to postpone the distribution of a previously designated Scheduled Distribution, provided (i) you submit a properly completed Scheduled Distribution Change Form to the Committee at least one year prior to your previously designated Scheduled Distribution date, (ii) the new Scheduled Distribution date you select is at least five years after your previously designated Scheduled Distribution date, and (iii) the election of the new Scheduled Distribution date is not effective until at least one year after the date the election is made. You may postpone each scheduled distribution no more than three times.

New Participant Election - Board	1

ACTION REQUIRED: MUST BE RETURNED BY DECEMBER 17, 2010

CHS Inc.

New Plan Participants

2011 Plan Agreement and Election Form

Deferred Compensation Plan

Name (Last, First, Middle Initial)

RETIREMENT BENEFIT DISTRIBUTION ELECTION*		Please select lump sum or annual installments; fill in the number of years, if necessary.

☒	I elect to receive a Retirement Benefit in the manner indicated below, to the extent allowed by the Plan (select one payment option below). This election will apply to all Retirement Benefits.

	☐	A lump sum payment

	☐	Annual installments for years (up to 10 years).

*  After the initial enrollment, you may make a one-time election to change the form of your Retirement Benefit payment, as long as (i) you submit a properly completed Benefit Distribution Change Form to the Committee at least one year prior to your Retirement, (ii) your first Retirement Benefit payment is delayed by at least five years following the date on which such payment would otherwise commence, and (iii) the election to change the form of your Retirement Benefit payment is not effective until at least one year after the date the election is made. Please note that if your election to change the form of your Retirement Benefit payment would result in the shortening of the length of the payment period of such benefit (e.g., a change from annual installments to a lump sum payment; from 10 annual installments to 5 annual installments, etc.), and the Committee determines such election to be inconsistent with applicable tax law, the election will not be effective.

DISABILITY BENEFIT DISTRIBUTION ELECTION*		Please select lump sum or annual installments; fill in the number of years, if necessary.

☒	I elect to receive a Disability Benefit in the manner indicated below, to the extent allowed by the Plan (select one payment option below). This election will apply to all Disability Benefits.

	☐	A lump sum payment

	☐	Annual installments for years (up to 10 years).

*  After the initial enrollment, you may elect to change the form of your Disability Benefit payment, as long as you submit a properly completed Benefit Distribution Change Form to the Committee at least one year prior to the date on which you become Disabled. Please note that if your election to change the form of your Disability Benefit payment would result in the shortening of the length of the payment period of such benefit (e.g., a change from annual installments to a lump sum payment; from 5 annual installments to 3 annual installments, etc.), and the Committee determines such election to be inconsistent with applicable tax law, the election will not be effective.

CHANGE IN CONTROL DISTRIBUTION ELECTION		Please select one box below.

☐	Change in Control Benefit	I irrevocably elect to receive a Change in Control Benefit equal to my vested Account Balance upon the occurrence of a Change in Control.

☐	No Benefit	I irrevocably elect to have my Account Balance remain in the Plan and continue to be subject to the terms and conditions of the Plan upon a Change in Control.

New Participant Election - Board	2

ACTION REQUIRED: MUST BE RETURNED BY DECEMBER 17, 2010

CHS Inc.

New Plan Participants

2011 Plan Agreement and Election Form

Deferred Compensation Plan

Name (Last, First, Middle Initial)

NEW DEFERRALS/ CONTRIBUTIONS ALLOCATION ELECTION	Please select in whole percentage increments; the total must equal 100%.

I elect to allocate my new deferrals and new company contributions to the following Measurement Funds:

☐ Vanguard Prime Money Market Fund	%
☐ Vanguard LifeStrategy Income Fund	%
☐ Vanguard LifeStrategy Conservative Growth Fund	%
☐ Vanguard LifeStrategy Moderate Growth Fund	%
☐ Vanguard LifeStrategy Growth Fund	%
☐ Fixed Income Fund	%

Unless otherwise provided in this Agreement, the capitalized terms in this Agreement shall have the same meaning as under the Plan’s master plan document (the “Plan Document”) a copy of which has been made available to the Participant. The Plan Document is hereby incorporated into and made a part of this Agreement as though set forth in full in this Agreement. The Participant hereby acknowledges that he or she has read and understands this Agreement and the Plan Document and as a condition to participation in the Plan, the Participant must complete, sign, date and return to the Committee an original copy of this Agreement, various Election Forms as required by the Committee, and a Beneficiary Designation.

This Agreement shall inure to the benefit of, and be binding upon the Employer, its successors and assigns, and the Participant. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

ACKNOWLEDGED AND AGREED:		ACCEPTED:

Print Participant Name	ID Number	For the Committee	Date

Signature of Participant	Date

New Participant Election - Board	3